                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Post Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 33-80514) of our report dated February 16, 1996 accompanying financial statements and financial highlights of Bishop Street Funds in the Statement of Additional Information. We also consent to the reference to our Firm under the captions "Financial Highlights", "Financial Information" and "Counsel and Independent Accountants" in the filing.





/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 29, 1996